UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_______________________

Date of Report (Date of earliest event reported):  August 26, 2008

THE AMACORE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27889	59-3206480
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1211 North Westshore Boulevard, Suite 512, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 289-5552

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Certain Officers and Directors of the Company

Effective August 25, 2008, Mr. Clark A. Marcus resigned as Chief Executive Officer of the Company.  Mr. Marcus will continue as the Company’s Chairman and as a member of its Board of Directors.  In connection with his resignation as Chief Executive Officer, Mr. Marcus entered into both a Separation Agreement and a Consulting Agreement with the Company.  Pursuant to Mr. Marcus’s Separation Agreement, the Company will continue to provide Mr. Marcus with certain benefits for up to 18 months.  Mr. Marcus’s Separation Agreement contains customary representations, mutual releases, covenants and indemnification provisions by both parties.   Pursuant to the Consulting Agreement, Mr. Marcus will provide the Company with certain consultation and be paid a one-time payment of $112,000, an annual fee of $600,000 and receive reimbursement of expenses.  The Company will continue to provide Mr. Marcus with office facilities at its Tampa office.  Mr. Marcus’s Consulting Agreement contains customary non-compete and confidentiality obligations and contains customary mutual indemnification provisions.  Mr. Marcus’s Consulting Agreement has a term of one year and is renewable at the mutual consent of the parties for additional one-year terms.

Also effective August 25, 2008, Mr. Giuseppe Crisafi resigned as Chief Financial Officer of the Company and as a Director.  Mr. Crisafi did not resign due to any disagreements with the Company.  In connection with his resignation as Chief Financial Officer, Mr. Crisafi entered into both a Separation Agreement and a Consulting Agreement with the Company.  Pursuant to Mr. Crisafi’s Separation Agreement, the Company will continue to provide certain benefits to Mr. Crisafi for up to 6 months, and the agreement also contains customary representations, mutual releases, covenants and indemnification provisions by both parties.   Pursuant to Mr. Crisafi’s Consulting Agreement, Mr. Crisafi will provide the Company with certain consultation services and be paid at an annual rate of $390,748.54, will receive reimbursement of expenses, and a grant of 500,000 shares of the Company’s Class A Common Stock.  Mr. Crisafi’s Consulting Agreement contains customary non-compete and confidentiality obligations and contains customary mutual indemnification provisions.  Mr. Crisafi’s Consulting Agreement has a term of six months.

Also effective August 25, 2008, Dr. Jerry Katzman, M.D. resigned as the Company’s Chief Medical Officer and as a Director.  Dr. Katzman did not resign due to any disagreements with the Company.  In connection with his resignation as Chief Medical Officer, Dr. Katzman entered into both a Separation Agreement and a Consulting Agreement with the Company.  Pursuant to Dr. Katzman’s Separation Agreement, the Company agrees to continue to provide certain benefits to Dr. Katzman for up to 18 months and the agreement contains customary representations, mutual releases, covenants and indemnification provisions by both parties. Pursuant to Dr. Katzman’s Consulting Agreement, he is to be paid approximately $46,000 in the form of forgiveness of a debt in favor of the Company and an additional fee payable at an annual rate of $200,000 and reimbursement of expenses.  Dr. Katzman’s Consulting Agreement contains customary non-compete and confidentiality obligations and contains customary mutual indemnification provisions.  Mr. Katzman’s Consulting Agreement has a term of one year and is renewable at the mutual consent of the parties for additional one-year terms.

Also effective August 25, 2008, Dr. Arnold Finestone, Dr. William Koch, Sharon Kay Ray and Arthur Yeap resigned as members of the Company’s Board of Directors.  None of these outgoing Directors resigned due to any disagreements with the Company.  Dr. Arnold Finestone, Dr. William Koch, Sharon Kay Ray and Arthur Yeap will each receive a grant of 50,000 shares of the Company’s Class A Common Stock.

The foregoing descriptions of the Separation Agreements between the Company and each of Messrs. Marcus and Crisafi and Dr. Katzman  and the Consulting Agreement between the Company and Mr. Marcus do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Appointment of New Directors of the Company

Effective August 29, the Board of Directors appointed Mr. Guy Norberg, age 48,  as a Director of the Company.  Mr. Norberg has been the Company’s Senior Vice President, Sales and Marketing since June, 2008.  Prior to joining the Company, Mr. Norberg was Vice President, Sales and Marketing of Protective Marketing Enterprises, Inc. and prior to that he was a founder and the President of US Health Options / Innovative Health Benefits.  Pursuant to his Employment Agreement with the Company, Mr. Norberg receives an annual salary of $378,720 and other benefits customarily provided by the Company to its Officers.

Also effective August 29, 2008, Mr. Shad Stastney and Mr. Chris Phillips were appointed to the Board of Directors of the Company by the Company’s Board.

Mr. Stastney is the Chief Operating Officer and Head of Research for Vicis Capital, LLC, a company he jointly founded in 2004. Mr. Stastney also jointly founded Victus Capital Management LLC in 2001. From 1998 through 2001, Mr. Stastney worked with the corporate equity derivatives origination group of Credit Suisse First Boston, eventually becoming a Director and Head of the Hedging and Monetization Group, a joint venture between derivatives and equity capital markets. In 1997, he joined Credit Suisse First Boston’s then-combined convertible/equity derivative origination desk. From 1994 to 1997, he was an associate at the law firm of Cravath, Swaine and Moore in New York, in their tax and corporate groups, focusing on derivatives. He graduated from the University of North Dakota in 1990 with a B.A. in Political Theory and History, and from the Yale Law School in 1994 with a J.D. degree focusing on corporate and tax law.

Mr. Phillips has been a managing director for Vicis Capital, LLC since February 2008.  From 2004 through January 2008, Mr. Phillips served as President and CEO of Apogee Financial Investments, Inc., a merchant bank that owns 100% of Midtown Partners & Co., LLC, a FINRA licensed broker-dealer. From 2000 through January 2008, he also served as managing member of TotalCFO, LLC, which provides consulting and CFO services to a number of public and private companies and high net worth individuals.  From November 2007 through January 2008 Mr. Phillips served as the CEO and Chief Accounting Officer of OmniReliant Holdings, Inc. (OTCBB: ORHI). Presently, he is a member of the Board of Directors OmniReliant Holdings, Inc., Precision Aerospace Components, Inc. (OTCBB: PAOS) and a few private companies. Mr. Phillips received a B.S. in Accounting and Finance and a Masters of Accountancy, with a concentration in Tax, both from the University of Florida. Mr. Phillips is a Florida CPA.

Vicis Capital, LLC is the investment advisor to Vicis and has voting and dispositive power over the securities issued by the Company to Vicis.   The number of securities the Company has issued to Vicis is set forth in previous filings with the Securities and Exchange Commission by the Company and Vicis.

Messrs. Stastney and Phillips will receive the same compensation as other non-employee directors of the Company.

Appointment of New Officers of the Company

Mr. Jay Shafer, previously the Company’s President, was appointed the Company’s President and Chief Executive Officer effective August 29, 2008.  Mr. Shafer continues as a member of the Company’s Board of Directors.

Mr. Shafer, age 49, has served as the Company’s President since January 2007 and a member of its Board since March 2007.  Prior to joining the Company, Mr. Shafer was employed by Protective Marketing Enterprises, Inc., a discount medical plan organization, as its Chief Executive Officer from 2002 to 2006 and its Vice President-Business Development from 1997 to 2002.  Prior thereto, Mr. Shafer was Vice President-Financial Services Division of John Harland Company.

Since Mr. Shafer was already an Executive Officer of the Company, information regarding his compensation and the terms of his employment is included under the caption “Part III—Item 10. Executive Compensation” in the Company’s Form 10-KSB for the fiscal year ended December 31, 2007 and is incorporated herein by reference.

Effective August 29, 2008, Mr. G. Scott Smith, age 56, the Company’s Chief Operating Officer since June, 2008, was appointed the Company’s interim Chief Financial Officer.  Since December 2007, Mr. Smith served as Chief Operating Officer of LifeGuard.  Mr. Smith served as Chief Marketing Officer of ECOM PPO Advisors Inc., a technology company that assists companies in maximizing their preferred provider discounts and savings, from 2006 through 2007.  From 2004 to 2006, Mr. Smith served in several senior executive positions at Insurance Capital Management, Inc., a holding company focusing on insurance marketing and discount benefit programs, including President and Chief Executive Officer.  Prior to 2004, Mr. Smith served as President and Chief Executive Officer of National Health Insurance Company, a life health and annuity insurance company which specialized in health insurance for self employed individuals and qualified annuities in the 403(b) teachers market.

Mr. Smith’s Employment Agreement with the Company, entered into as of June 16, 2008 has a three year term and provides for an annual salary of $250,000, increased annually by an amount no less than an amont equal to the increase in the Consumer Price Index for the Dallas, Texas area.  In addition, Mr. Smith is entitled to receive a special bonus in an amont 0.05% of the Company’s pre-tax profits from the preceding year, up to the first $1,000,000 of such profits; plus an additional amount equal to 0.75% of the Company’s pre-tax profits over $1,000,000 and up to $2,000,000, 1% of the Company’s pre-tax profits over $2,000,000 and up to $4,000,000 and 1.25% of the Company’s pre-tax profits over $4,000,000.  In the event Mr. Smith’s employment is terminated within 12 months following a change of control, the Company is required to pay or issue to Mr. Smith in a lump sum (i) accured and unpaid salary, if any, (ii) accrued but unpaid expenses, if any, (iii) accrued but unpaid bonuses, if any, (iv) unissued warrants, if any, and (v) the total compensation which would have been paid to Mr. Smith through the longer of the remaining term and three years.

In connection with his employment, Mr. Smith also received a warrant to purchase 1,000,000 shares of the Company’s common stock at $0.38 per share to vest in four equal annual installments starting on July 1, 2009.  Mr. Smith is also entitled to receive other benefits generally received by other senior executives of the Company and reimbursement of expenses.  Mr. Smith also entered into a standard Employee Confidentiality Agreement.

The foregoing description of Mr. Smith’s Employment Agreement, Warrant and Employee Confidentiality Agreement is qualified in its entirety by reference to the full text of the Agreements, which are filed as Exhibits 10.7 and 10.8 to the Company’s Quarterly Report on Form 10-QSB for the period ended June 30, 2008 and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Separation Agreement, dated August 25, 2008, between The Amacore Group, Inc. and Clark A. Marcus.
10.2	Consulting Agreement, dated August 25, 2008, between The Amacore Group, Inc. and Clark A. Marcus.
10.3	Separation Agreement, dated August 25, 2008, between The Amacore Group, Inc. and Giuseppe Crisafi.
10.4	Separation Agreement, dated August 25, 2008, between The Amacore Group, Inc. and Jerry Katzman, M.D.

*     *     *     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2008	THE AMACORE GROUP, INC.
(Registrant)

By: /s/ Jay Shafer
Jay Shafer
President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Separation Agreement, dated August 25, 2008, between The Amacore Group, Inc. and Clark A. Marcus.
10.2	Consulting Agreement, dated August 25, 2008, between The Amacore Group, Inc. and Clark A. Marcus.
10.3	Separation Agreement, dated August 25, 2008, between The Amacore Group, Inc. and Giuseppe Crisafi.
10.4	Separation Agreement, dated August 25, 2008, between The Amacore Group, Inc. and Jerry Katzman, M.D.